UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2020

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249, Suite 300 Houston, TX 77070
(Address of principal executive offices)

(281) 598-1230
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with cost reduction measures instituted by the Company in response to deteriorating market conditions caused by the global response to the COVID-19 pandemic as well as production increases from OPEC+, the employment of Christopher K. Menefee, the Company’s Senior Vice President - Business Development and named executive officer, was terminated effective April 2, 2020. Mr. Menefee will be due a cash severance of $467,668 pursuant to the terms of his existing employment arrangements.
In connection with these cost cutting initiatives, the Board of Directors has also determined to reduce the number of director seats from seven to five following the Company’s 2020 Annual Meeting of Stockholders. In connection with this reduction, two current directors, Thomas R. Bates, Jr. and James D. Crandell, will not stand for re-election at the Company’s 2020 Annual Meeting.

Item 7.01	Regulation FD Disclosure.
On April 6, 2020, the Company issued a press release announcing actions being taken by the Company in response to market conditions. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of the Exhibits
99.1	Press Release, dated April 06, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: April 06, 2020	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary